UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event
reported): December 29, 2006

CWHEQ Home Equity Loan Trust, Series 2006-S10
(Exact name of the issuing entity)
Commission File Number of the issuing entity: 333-132375-16

CWHEQ, Inc.
(Exact name of the depositor as specified in its charter)
Commission File Number of the depositor: 333-132375

Countrywide Home Loans, Inc.
(Exact name of the sponsor as specified in its charter)

Delaware	95-4596514
(State or Other Jurisdiction of Incorporation of the depositor)	(I.R.S. Employer Identification No. of the depositor)

4500 Park Granada, Calabasas, California	91302
(Address of Principal Executive Offices of the depositor)	(Zip Code)

The depositor’s telephone number, including area code (818) 225-3237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8. Other Events.

Item 8.01. Other Events.

On December 29, 2006, CWHEQ, Inc. (the “Company”) entered into a Pooling and Servicing Agreement, dated as of December 1, 2006 (the “Pooling and Servicing Agreement”), by and among the Company, as depositor, Countrywide Home Loans, Inc., as a seller, Park Granada LLC, as a seller, Park Monaco, Inc., as a seller, Park Sienna LLC, as a seller, Countrywide Home Loans Servicing LP, as master servicer, and The Bank of New York, as trustee, providing for the issuance of the Home Equity Loan Asset Backed Certificates, Series 2006-S10. Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

The tables attached hereto as Exhibit 99.1 describe characteristics of the final mortgage pool following the transfer by the Sellers to the Company of all Subsequent Mortgage Loans during the Funding Period. Unless the context of a table in Exhibit 99.1 indicates otherwise, the Characteristics of the Initial Mortgage Loans are as of the Initial Cut-off Date and the characteristics of the Subsequent Mortgage Loans are as of the related Subsequent Cut-off Date. All percentages set forth below have been calculated based on the principal balance of the Mortgage Loans in the final mortgage pool as of the related Cut-off Date. The sum of the columns may not equal the respective totals due to rounding.

This Form 8-K/A amends and supersedes in its entirety the Form 8-K of CWHEQ, Inc. previously filed on February 14, 2007 (accession no. 0000905148-07-001390).

Section 9. Financial Statements and Exhibits.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

99.1	Collateral Tables related to the Final Mortgage Pool

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the depositor has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CWHEQ, INC. By: /s/ Darren Bigby Name: Darren Bigby Title: Vice President

Dated: March 20, 2007

Exhibit Index

Exhibit No.	Description
99.1	Collateral Tables related to the Final Mortgage Pool